Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-41343) of SEI Investments Company of our report dated June 21, 2013, relating to the financial statements of the SEI Capital Accumulation Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers

Philadelphia, PA
June 21, 2013